                                                                   EXHIBIT 99.2

APPLIED ANALYTICAL INDUSTRIES, INC.'S (AAI) - NEW ORDER GROWTH ACCELERATES

WILMINGTON, N.C. (FEBRUARY 24, 2000) - Following its 1999 earnings release this morning, Applied Analytical Industries, Inc. (NASDAQ: AAI) is providing additional details regarding its fourth quarter and full year 1999 results.

"We want to provide information that helps our investors understand our business model," said Fred Sancilio, Ph.D., CEO and Chairman of AAI. "The majority of what we do in our fee-for-service business is short-term, mission-critical projects with durations far shorter that what is seen in a clinical trial."

"New business signings in the fourth quarter were strong, with the value of signed fee-for-service contracts increasing approximately 30% over third quarter signings, faster than prior quarters. This new business excludes anticipated royalties and other fees that will be generated by our product development program, for which our goal is to grow by 50% over last year. What we are also comfortable saying is that the level of new business signings allows us to set a goal of 15% growth in the fee-for-service business," Sancilio said.

--END--

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability to successfully complete scheduled product development projects, continue historic success in entering into beneficial royalty agreements with pharmaceutical companies, obtain timely regulatory approvals of the Company's internally developed products, the ability of acquired businesses to be integrated with AAI's operations, actual operational performance, the ability to hire and retain qualified employees, other regulatory approvals and industry outsourcing trends. Additional factors that may cause the actual results to differ materially are discussed in the Company's recent filing with the Securities and Exchange Commission, including, but not limited to its registration statement, as amended, its Annual Report on form 10-K, its for 8-Ks and its other periodic filings.

For further information contact Meg Humphrey, VP, AAI at 704-367-5119 or Ken Rabb at Phoenix Communications at 919-383-7779.


                                      10